UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

Joe's Jeans Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-18926	11-2928178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5901 S Eastern Ave, Commerce, California		90040
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-837-3700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Please see disclosure under Item 5.02 for certain compensation arrangements between Joe’s Jeans Inc. (the "Company") and its officers and directors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2004 Stock Incentive Plan

The Company’s Compensation Committee approved form agreements to be entered into by and between the Company and the participants in the Company’s 2004 Stock Incentive Plan (the "Plan") as approved by the Company’s stockholders on October 11, 2007. The agreements are filed as Exhibits 10.1, 10.2 and 10.3 hereto and incorporated herein by reference.

Compensation Arrangements

On December 18, 2007, the Company and Hamish Sandhu, the Company’s Chief Financial Officer, entered into a Restricted Stock Unit Agreement (the "RSU Award") whereby the Company granted Mr. Sandhu an award of restricted stock units representing the right to receive 100,000 shares of the Company’s common stock (the "Restricted Stock Units") pursuant to the Plan. The Restricted Stock Units are scheduled to vest every six (6) months over a 4 year period. In conjunction with this award, the Company and Mr. Sandhu agreed to terminate Mr. Sandhu’s employee stock option to purchase 100,000 shares of the Company’s common stock (the "Stock Option"). The Stock Option was granted to Mr. Sandhu pursuant to the Plan on August 27, 2007. Mr. Sandhu agreed to forfeit the 100,000 shares he was entitled to acquire under the terms of the Stock Option, which was scheduled to vest on a monthly basis over a 2 year period.

Each RSU Award contains certain provisions regarding the terms and conditions of the grant. The RSU Award vests upon the earliest to occur of the participant’s Death, Disability, or separation from service by the Company without Just Cause (as defined below). Death and Disability are defined in the Plan. Upon a separation from service for any other reason (including, without limitation, termination by the Company for Just Cause or by participant for any reason) prior to the date that participant becomes 100% vested in the RSU Award, the unvested units are forfeited immediately. Under the RSU Award, "Just Cause" means (a) a conviction for, or a plea of guilty or nolo contendere to, a felony or any other crime which involves fraud, dishonesty or moral turpitude, or (b) a material breach of any written Company employment policies or rules, including the Company’s code of ethics. Under the terms of the Plan, in the event of a Change in Control, all unvested awards, including an RSU Award will accelerate and immediately vest upon the occurrence of a Change in Control. A form of the agreement is attached hereto as Exhibit 10.3 and incorporated herein by reference and will be executed by each participant, including Mr. Sandhu, that receives a restricted stock unit award.

In addition, on December 21, 2007, Mr. Crossman also entered into a Restricted Stock Agreement that memorialized the terms of his grant of restricted stock that was approved by the Compensation Committee on October 15, 2007, which was reported on the Form 8-K of the Company dated October 17, 2007. The Restricted Stock Agreement is deemed to be effective as of the original date of the grant. A copy of Mr. Crossman’s Restricted Stock Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number Description

10.1 Form of Restricted Stock Agreement for Members of the Board of Directors
10.2 Restricted Stock Agreement for Marc B. Crossman
10.3 Form of Restricted Stock Unit Agreement

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Joe's Jeans Inc.

December 21, 2007	By:	/s/ Marc Crossman

Name: Marc Crossman
Title: President and CEO

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Form of Restricted Stock Agreement for Members of the Board of Directors
10.2	Restricted Stock Agreement for Marc B. Crossman
10.3	Form of Restricted Stock Unit Agreement